Exhibit 4.6

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS WARRANT OR ANY SUCH SECURITIES MAY BE EFFECTED EXCEPT (i) PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS, (iii) FOLLOWING RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE IN COMPLIANCE WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

NEITHER THE SALE OF THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Common Stock Warrant No.

SOLYNDRA, INC.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

THIS CERTIFIES THAT, for value received, _________________________________ (the “Original Holder”) or its assignees (as the case may be, the “Holder”) is entitled to subscribe for and purchase up to                  fully paid and nonassessable shares of Common Stock of SOLYNDRA, INC., a Delaware corporation (the “Company”) (as adjusted pursuant to Section 4 hereof, the “Shares”), at a price per share of $7.3668 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

This Warrant is (i) being issued pursuant to Section 1 of that certain Series E Preferred Stock Purchase Agreement by and among the Company and certain other parties, dated as of November 24, 2008 (the “Purchase Agreement”) or, if the Original Holder is not a party to the Purchase Agreement, pursuant to Section 1.1 of that certain Stock Exchange Agreement by and among the Company, such Original Holder, and certain other parties, dated as of November 24, 2008 (the “Stock Exchange Agreement”) and (ii) subject to the terms of that certain Sixth Amended and Restated Investors’ Rights Agreement dated as of November 24, 2008 among the Company, certain holders of the Company’s outstanding equity securities and the Original Holder (as the same may be amended from time to time, the “Investor Rights Agreement”). Any capitalized term used but not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Term.

(a) Except as otherwise set forth in this Section 1, this Warrant is exercisable, in whole or in part, at any time or from time to time (i) after the Initial Closing and (ii) on or before 5:00 p.m. Pacific Time on November 26, 2018.

(b) If the Company merges or is consolidated with any other corporation (other than a wholly-owned subsidiary of the Company) or engages in any other transaction (including a merger or other reorganization) or a series of related transactions in which, in any such case, the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions hold securities representing less than 50% of the voting power of the combined entity immediately after such transaction or series of related transactions (a “Change of Control”), then (A) the Company shall give the Holder the notice described in Section 9(a) below, and (B) this Warrant, and all rights to purchase Common Stock issuable upon exercise hereof, shall be deemed exercised immediately prior to the closing of the Change of Control in accordance with Section 9(b).

2. Method of Exercise; Payment; Issuance of New Warrant.

(a) Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, at the election of the Holder, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased.

(b) The person or persons in whose name(s) any certificate(s) representing Shares issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by the Holder or the Holder’s duly authorized attorney, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =   Y (A – B  )

        A

Where	X =	The number of shares of Common Stock to be issued to the Holder.

	Y =	The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

	A =	The fair market value of one share of Common Stock (at the date of such calculation).

	B =	The Warrant Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 2(c), the fair market value of Common Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

(A) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering;

(B) if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

(1) if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before date of calculation; or

(2) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation; or

(C) if neither (A) nor (B) is applicable, the fair market value of Common Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as reasonably determined in good faith by the Board of Directors, unless the Company is at such time subject to a Change of Control, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of such stock pursuant to such Change of Control.

(d) In the event of any exercise of the rights represented by this Warrant, certificates for the Shares purchased shall be delivered to the Holder as soon as possible and in any event within seven (7) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such 7-day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the Holder, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person as directed by the Holder. The Company shall pay all expenses, transfer taxes and other charges payable in connection with such issuance including the preparation and delivery of certificates and instruments therefor; provided, however, in no event shall the Company have any liability for transfer taxes incurred in connection with an issuance of the Shares in the name of a party other than the Holder.

3. Stock Fully Paid; Reservation of Shares. All Shares issued upon the exercise of this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant, and the Warrant Price, shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification. In case of any reclassification or change of securities of the class of securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the Holder a new Warrant, so that the Holder shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of the number of Shares then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications and changes.

(b) Subdivision or Combination of Shares. If the Company, at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be (i) proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and (ii) proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, then the number of Shares therefor issuable upon exercise of this Warrant shall be proportionately increased, and the Warrant Price shall be proportionately decreased so that, upon exercise there will be issued to the Holder the same number of shares of Common Stock as the Holder would have owned had the Warrant been exercised prior to the payment of such dividend and had the Holder continued to hold such shares until after the payment of such dividend.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver to the Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as determined in accordance with Section 2(c).

7. Compliance with Securities Laws; Transfer of Warrant or Shares.

(a) Compliance with Securities Act of 1933. The Holder, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the Holder shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. All Shares issued upon exercise of this Warrant shall be stamped or imprinted (i) with any legend required pursuant to the Investor Rights Agreement and (ii) unless registered under the Act and qualified under any applicable state securities laws, with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS WARRANT OR ANY SUCH SECURITIES MAY BE EFFECTED EXCEPT (i) PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, or (ii) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with evidence, reasonably satisfactory to the Company (which shall include such representation of the transferee regarding investment intent as the Company may request and the agreement of the transferee to be bound by the provisions of the Investor Rights Agreement), to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such Shares and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory evidence, the Company, as promptly as practicable but no later than seven (7) days after receipt of the written notice, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If the Company determines that the evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, any Shares issued upon exercise of this Warrant or such Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the Shares thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless pursuant to an opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Applicability of Restrictions. Neither any restrictions described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of this Warrant (or the Shares issuable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to any affiliate of the Holder if the Holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant and the Investor Rights Agreement as if the Original Holder.

8. Rights as Stockholders; Information. Except as otherwise provided herein, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

9. Additional Rights.

(a) Notices. In case: (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; (b) of any Change of Control; (c) of any voluntary dissolution, liquidation or winding-up of the Company; or (d) of any redemption of the Shares; then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such event or transaction is to take place, and the time, if any is to be fixed, as of which the Holder shall be entitled to exchange this Warrant or the underlying Shares for securities or other property deliverable upon such event or transaction. Such notice shall be delivered at least ten (10) days prior to the date therein specified.

(b) Deemed Exercise. Immediately prior to a Change of Control, this Warrant shall be deemed exercised for Shares as provided in this Section 9(b) (the “Deemed Exercise”). In the event of a Deemed Exercise, the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock (the “Converted Warrant Shares”) as is determined according to the formula set forth in Section 2(c).

10. “Market Stand-Off” Agreement. The Shares issuable upon exercise of this Warrant are subject to the provisions of the Investor Rights Agreement, including but not limited to Section 1.13 thereof.

11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

13. Lost Warrants or Stock Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

14. Descriptive Headings. The descriptive headings of the various sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to conflict of laws principles thereof.

16. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

17. No Impairment of Rights. The Company will not, by amendment of its charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

18. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

19. Entire Agreement; Modification. This Warrant, the Purchase Agreement (including the exhibits thereto), the Stock Exchange Agreement, and the Investor Rights Agreement constitute the entire agreement between the parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on this          day of November, 2008.

SOLYNDRA, INC.

By:
W.G. Stover, Jr. Vice President, Finance and Chief Financial Officer

Address: 47700 Kato Road Fremont, CA 94538

(Signature Page to Warrant)

EXHIBIT A

NOTICE OF EXERCISE

To:	SOLYNDRA, INC. (the “Company”)

1.    The undersigned hereby (mark selection):

☐    (a) elects to purchase              shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

☐    (b) elects to exercise such Warrant for              shares of Common Stock purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

2.    Please issue a certificate or certificates representing              shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.    The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)